Exhibit 9.01.1

CONTRATO DE COMPRAVENTA

Jumilla, 28 de enero de 2022.

REUNIDOS

De una parte, la entidad mercantil **FRYMOO GESTION SL**, sociedad de nacionalidad española, con domicilio social en Madrid, calle Azcona nº 36, constituida por tiempo indefinido, mediante escritura autorizada por el notario de Lleida D. Luis Prados Ramos, el día 6 de junio de 2016, con el número 911 de su protocolo, inscrita en el Registro Mercantil de Madrid, folio 60 del Tomo 34.831 del archivo, hoja número M-626458 y NIF B-87581732. (En adelante, **LA VENDEDORA**).

Se encuentra representada en este acto por **D. Jacinto RÓDENAS JIMÉNEZ**, mayor de edad, de nacionalidad española, con domicilio la calle Fernando III El Santo núm. 5, escalera 2, 1º B de Jumilla (Murcia) y provisto de DNI número 77.568.378-G, quien actúa en su calidad de administrador único, cargo para el que fue nombrado mediante acuerdo de Junta de fecha 11 de julio de 2018 elevada a público en escritura autorizada por el notario de Jumilla (Murcia) D. Antonio Falcón Romero, el 20 de julio de 2018, con número 783 de su protocolo.

Y, de otra parte, la entidad mercantil **Indo Global Exchange(s) LPE LTD (THE MINERAL COMPANY LTD).** A Colorado Corporation, sociedad de nacionalidad estadounidense, con domicilio social en 6400 S. Fiddlers Green #250 #1012, Greenwood Village, CO 80111. (En adelante, **LA COMPRADORA**).

Se encuentra representada en este acto por **D. Sergio BELLOSTA SUÁREZ**, mayor de edad, de nacionalidad española y provisto de DNI número 43.731.912-B, quien actúa en su calidad de Director de la compañía.

En el concepto en el que actúan, se reconocen con capacidad legal para la formalización del presente ACUERDO y, en consecuencia

EXPONEN

I.- Que la VENDEDORA es propietaria de la siguiente finca:

1) TROZO DE TERRENO, de tierra de secano a cereales y parte con viña y montuosa, sita en término municipal de Jumilla, con una superficie de CUATRO HECTÁREAS SETENTA Y CINCO ÁREAS VEINTITRÉS CENTIÁREAS, la forman las parcelas catastrales I del polígono 86 y l84 del polígono 88, con 538,25 metros de frente, a camino público, carretera de la Cañada del Trigo parcela 9002 del polígono 76, que linda: NORTE, Carretera Autonómica Jumilla, SUR, Polígono 88, parcela 360, en investigación, parcela l85 del polígono 88, y parcela l83, del polígono 88, y parcela número 2 del polígono 88. ESTE, parcela número l83, del polígono 88 y Oeste, Carretera. Dicha finca se encuentra atravesada por -6- Rambla.

INSCRIPCION: Inscrita en el Registro de la Propiedad de JUMILLA, al tomo 2719, libro 1241, folio l0, finca l6796, inscripción 1ª. La finca antes descrita según manifiesta el exponente ostenta dos referencias catastrales, siendo las siguientes 30022A086000010000TL y 30022A088001840000TO

II.- Que la finca objeto de esta compraventa se encuentra libre de cargas y gravámenes de cualquier naturaleza, y sin ninguna circunstancia que impida la validez y eficacia del presente acto, según asegura la vendedora.

III.- Que, expuesto cuanto antecede, las partes han acordado suscribir y llevar a efecto el presente **CONTRATO DE COMPRAVENTA** (en adelante el "**CONTRATO**"), con sujeción a las siguientes,

CLÁUSULAS

Primera.- Objeto del contrato.

En virtud del presente Contrato, **FRYMOO GESTION SL** vende y transmite la propiedad en pleno dominio del inmueble descrito en la parte Expositiva, a favor de la también mercantil **Indo Global Exchange(s) LPE LTD (THE MINERAL COMPANY LTD)**, que los compra y adquiere, con todos los derechos que les son inherentes.

Segunda.- Precio de Compra y Forma de Pago.

El precio de compra del inmueble se fija en la cantidad de **TRESCIENTOS MIL EUROS (300.000 €)**, que la Compradora pagará a la Vendedora mediante transferencia bancaria a la cuenta titular de la vendedora que ésta indique en un plazo máximo de ochenta y cuatro (84) meses desde la formalización del presente documento, aplicándose un interés del 2% anual.

ARQUITASA



EXPEDIENTE
2020/002600/04

OBJETO VALORACIÓN
SUELO URBANIZABLE RESIDENCIAL

TITULAR
SANTIAGO ARIAS NOTARIO

SITUACION
CHAMALET
30520 ALBERQUILLA (LA) "DISEMINADO" - JUMILLA
Murcia

PETICIONARIO
PERSONAS JURIDICAS (0001)

FECHA DE EXPEDICION
23 de Julio de 2020

T.91 112 44 99
arquitasa@arquitasa.com
www.arquitasa.com

ARQUITASA

ARQUITASA, SOCIEDAD DE TASACIONES, S.A., INSCRITA EN EL REGISTRO OFICIAL DEL BANCO DE ESPAÑA CON EL NÚMERO 4.404 EN FECHA 3 DE FEBRERO DE 1992.

CERTIFICA

Que con fecha 23-Jul-20 ha emitido el informe de tasación realizado por JUAN JOSE FERNANDEZ LLOPEZ, ARQUITECTO colegiado como técnico facultativo, solicitado por PERSONAS JURIDICAS a instancias de SANTIAGO ARIAS NOTARIO, referenciado con nº 2020/002600/04 cuya redacción se ajusta a la Orden ECO/805/2003, del 27 de Marzo, sobre normas de valoración de bienes inmuebles y de determinados derechos para ciertas finalidades financieras, publicada en el B.O.E. del 9 de Abril de 2003. Revisada por la Orden EHA/3011/2007, de 4 de octubre, publicada en el B.O.E del 17 de octubre de 2007. El Valor de tasación del terreno Suelo Urbanizable Residencial situado en Paraje CHAMALET, Polígono 86 Y 88, Parcela 1 Y 184 de JUMILLA , Murcia con núcleo postal ALBERQUILLA (LA) "DISEMINADO", coordenadas GPS: latitud 38.345750718 y longitud -1.149374624, ha sido obtenido como resultado de aplicar el método residual dinámico establecido en dicha normativa de acuerdo a la finalidad prevista como Garantía hipotecaria de préstamos sujetos a Ley 2/1981, correspondiendo los datos registrales a los siguientes:

DENOMINACIÓN	FINCA	LIBRO	TOMO	FOLIO	SECCION	INSCRIPCIÓN
Finca 1	0000016796	1241	2719	10	Jumilla	1ª

REFERENCIA CATASTRAL UNITARIA

DENOMINACIÓN	REFERENCIA CATASTRAL
Residencial Adosado Parcela Segregada 2	30022A0/8600001/0000/TL

REFERENCIA CATASTRAL UNITARIA

DENOMINACIÓN	REFERENCIA CATASTRAL
Finca 1	30022A0/8600001/0000/TL

El titular registral en el momento de la tasación es ALBERTO POVEDA BERNAL Y SEVERINA PASTOR GONZALEZ, todo ello según la documentación registral de la que se ha dispuesto para realizar la valoración.

Visitado el terreno por el mencionado ARQUITECTO por última vez el día 23 de Julio de 2020, se encuentra actualmente en desuso, y que a fecha de hoy, tienen un VALOR DE TASACIÓN que asciende a la cantidad de:

980.391,01 € (NOVECIENTOS OCHENTA MIL TRESCIENTOS NOVENTA Y UN EUROS CON UN CENT.)

T.91 112 44 99
arquitasa@arquitasa.com
www.arquitasa.com

EXCMO. AYUNTAMIENTO DE JUMILLA
C.I.F. P 3002200-H
Cánovas del Castillo, 31
30520 JUMILLA (Murcia)

Dª. JOSEFA TORRES MOLINA. SECRETARIA GENERAL ACCIDENTAL DEL EXCMO. AYUNTAMIENTO DE JUMILLA.

CERTIFICO. Que se ha emitido informe por el Jefe de los Servicios Técnicos de Obras y Urbanismo, de fecha 23 de septiembre de dos mil diecinueve con el siguiente tenor literal:

"En relación con la solicitud que dirige a este Ayuntamiento **D. JACINTO RÓDENAS JIMÉNEZ,** con D.N.I.: 77.568.378-G, de fecha 20 de septiembre de 2019, número de registro de entrada 14576, por la que solicita certificado de la calificación urbanística de la parcela 1 del polígono 86 del Catastro de Rústica de este Ayuntamiento; que: "la parcela mencionada que se especifica en la solicitud, se encuentra calificada y clasificada en el Plan General Municipal de Ordenación de Jumilla, aprobado definitivamente por la Comunidad Autónoma de la Región de Murcia (BORM 18 de marzo de 2005), como sigue:

- **Polígono 86:**

Parcela 1: Suelo Urbanizable Sin Sectorizar residencial de densidad mínima, (UEss/rdmi) afectada por un Sistema General Hidráulico, (SGH) y por un Sistema General de Comunicaciones (SGC/cc) carretera MU-A-16.

La normativa que afecta a estas parcelas queda como sigue:

SUELO URBANIZABLE SIN SECTORIZAR (UEss)

Ambito:
Constituye una amplia extensión de terreno destinado a recibir aquellas iniciativas públicas o privadas tendentes a completar la estructura urbana y posibilitar futuros desarrollos de imprevisible localización.

Usos:
Las actuaciones sobre este suelo podrán tener el destino de residencial, para Sistemas Generales o industrial, en las superficies así determinadas en la documentación gráfica.

Programas de actuación:
El Programa de Actuación Urbanística para poder proceder a la redacción de un Plan Parcial sobre una determinada extensión de Suelo urbanizable Sin Sectorizar, podrá presentarse ajustándose a lo especificado en el Título V, capítulo III Gestión de Actuaciones Integradas, artículo 172 y siguientes de la Ley 1/2.001 de 24 de Abril del Suelo de la Región de Murcia.

Criterio de delimitación de sectores:
Cualquier iniciativa de urbanización deberá justificar y asegurar la adecuada inserción de la misma en la estructura general y orgánica del territorio.

La superficie mínima de cualquier actuación será de 7 hectáreas.

El polígono que resulte de la delimitación del sector deberá garantizar la inscripción de una circunferencia cuyo diámetro sea mayor de 300 metros o mantenga en relación a la superficie del sector la proporción mínima 1:7, expresado el diámetro en hectómetros y la superficie en hectáreas.

Los límites del sector se ajustarán en todo su trazado a elementos físicos del territorio claramente reconocibles, sean estos naturales o infraestructurales; aunque en el caso de interrupciones de estos en el perímetro se admitirá la conexión sobre terrenos sin referencias en un porcentaje inferior al 10% sobre la totalidad de longitud de la delimitación.

Magnitudes mínimas de servicios urbanísticos:

EXCMO. AYUNTAMIENTO DE JUMILLA
C.I.F. P 3002200-H
Cánovas del Castillo, 31
30520 JUMILLA (Murcia)

Dª. JOSEFA TORRES MOLINA. SECRETARIA GENERAL ACCIDENTAL DEL EXCMO. AYUNTAMIENTO DE JUMILLA.

CERTIFICO. Que se ha emitido informe por el Jefe de los Servicios Técnicos de Obras y Urbanismo, de fecha 23 de septiembre de dos mil diecinueve con el siguiente tenor literal:

"En relación con la solicitud que dirige a este Ayuntamiento **D. JACINTO RÓDENAS JIMÉNEZ,** con D.N.I.: 77.568.378-G, de fecha 20 de septiembre de 2019, número de registro de entrada 14575, por la que solicita certificado de la calificación urbanística de la parcela 184 del polígono 88 del Catastro de Rústica de este Ayuntamiento; que: "la parcela mencionada que se especifica en la solicitud, se encuentra calificada y clasificada en el Plan General Municipal de Ordenación de Jumilla, aprobado definitivamente por la Comunidad Autónoma de la Región de Murcia (BORM 18 de marzo de 2005), como sigue:

- **Polígono 88:**

Parcela 184: Suelo Urbanizable Sin Sectorizar residencial de densidad mínima, (UEss/rdmi) afectada por un Sistema General Hidráulico, (SGH) y por un Sistema General de Comunicaciones (SGC/cc) carretera MU-A-16.

La normativa que afecta a estas parcelas queda como sigue:

SUELO URBANIZABLE SIN SECTORIZAR (UEss)

Ambito:
Constituye una amplia extensión de terreno destinado a recibir aquellas iniciativas públicas o privadas tendentes a completar la estructura urbana y posibilitar futuros desarrollos de imprevisible localización.

Usos:
Las actuaciones sobre este suelo podrán tener el destino de residencial, para Sistemas Generales o industrial, en las superficies así determinadas en la documentación gráfica.

Programas de actuación:
El Programa de Actuación Urbanística para poder proceder a la redacción de un Plan Parcial sobre una determinada extensión de Suelo urbanizable Sin Sectorizar, podrá presentarse ajustándose a lo especificado en el Título V, capítulo III Gestión de Actuaciones Integradas, artículo 172 y siguientes de la Ley 1/2.001 de 24 de Abril del Suelo de la Región de Murcia.

Criterio de delimitación de sectores:
Cualquier iniciativa de urbanización deberá justificar y asegurar la adecuada inserción de la misma en la estructura general y orgánica del territorio.

La superficie mínima de cualquier actuación será de 7 hectáreas.

El polígono que resulte de la delimitación del sector deberá garantizar la inscripción de una circunferencia cuyo diámetro sea mayor de 300 metros o mantenga en relación a la superficie del sector la proporción mínima 1:7, expresado el diámetro en hectómetros y la superficie en hectáreas.

Los límites del sector se ajustarán en todo su trazado a elementos físicos del territorio claramente reconocibles, sean estos naturales o infraestructurales; aunque en el caso de interrupciones de estos en el perímetro se admitirá la conexión sobre terrenos sin referencias en un porcentaje inferior al 10% sobre la totalidad de longitud de la delimitación.

Magnitudes mínimas de servicios urbanísticos:

GOBIERNO DE ESPAÑA — MINISTERIO DE HACIENDA — SECRETARÍA DE ESTADO DE HACIENDA — DIRECCIÓN GENERAL DEL CATASTRO

CONSULTA DESCRIPTIVA Y GRÁFICA DE DATOS CATASTRALES DE BIEN INMUEBLE

REFERENCIA CATASTRAL DEL INMUEBLE
30022A088001840000TO

DATOS DESCRIPTIVOS DEL INMUEBLE

LOCALIZACIÓN
Polígono 88 Parcela 184
CHAMALET. JUMILLA [MURCIA]

USO PRINCIPAL: **Agrario**
AÑO CONSTRUCCIÓN: **--**
COEFICIENTE DE PARTICIPACIÓN: **100,000000**
SUPERFICIE CONSTRUIDA (m²): **--**

PARCELA CATASTRAL

SITUACIÓN
Polígono 88 Parcela 184
CHAMALET. JUMILLA [MURCIA]

SUPERFICIE CONSTRUIDA (m²)	SUPERFICIE GRÁFICA PARCELA (m²)	TIPO DE FINCA
--	34.793	--

CULTIVO

Subparcela	CC	Cultivo	IP	Superficie m²
a	C-	Labor o Labradío secano	02	32.234
b	E-	Pastos	00	2.559

INFORMACIÓN GRÁFICA — E: 1/3000



Este documento no es una certificación catastral, pero sus datos pueden ser verificados a través del "Acceso a datos catastrales no protegidos" de la SEC.

Martes , 17 de Septiembre de 2019

GOBIERNO DE ESPAÑA — MINISTERIO DE HACIENDA — SECRETARÍA DE ESTADO DE HACIENDA — DIRECCIÓN GENERAL DEL CATASTRO

CONSULTA DESCRIPTIVA Y GRÁFICA DE DATOS CATASTRALES DE BIEN INMUEBLE

REFERENCIA CATASTRAL DEL INMUEBLE
30022A086000010000TL

DATOS DESCRIPTIVOS DEL INMUEBLE

LOCALIZACIÓN
Suelo Polígono 86 Parcela 1 FINCA RUSTICA
EL LLANO. JUMILLA [MURCIA]

USO PRINCIPAL: **Agrario [Viñedos regadío 02]**
AÑO CONSTRUCCIÓN: **--**
COEFICIENTE DE PARTICIPACIÓN: **100,000000**
SUPERFICIE CONSTRUIDA (m²): **--**

PARCELA CATASTRAL

SITUACIÓN
Polígono 86 Parcela 1
EL LLANO. JUMILLA [MURCIA]

SUPERFICIE CONSTRUIDA (m²)	SUPERFICIE GRÁFICA PARCELA (m²)	TIPO DE FINCA
--	12.508	--

INFORMACIÓN GRÁFICA — E: 1/2500



Este documento no es una certificación catastral, pero sus datos pueden ser verificados a través del "Acceso a datos catastrales no protegidos" de la SEC.

Martes , 17 de Septiembre de 2019